Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Noble Energy, Inc. (the “Company”) of the reference to our name and the inclusion of our report dated January 25, 2013, in the Annual Report on Form 10-K for the year ended December 31, 2012, of the Company and its subsidiaries, filed with the Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
October 24, 2013